Exhibit 23.3

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant, ZONE MINING LIMITED.

DATED this 7th day of September, 2005.

Yours truly,

/s/ Steve Karolyi
Steve Karolyi